MDU Resources Announces Agreement to Sell Termoceara to Petrobras


Bismarck, N.D. - March 24, 2005 - MDU Resources Group, Inc. (NYSE:MDU) announced today that its Brazilian partnership with EBX Capital Partners, MPX Holdings, has signed a term sheet with Brazilian state-controlled energy firm Petrobras, suspending arbitration proceedings and providing a framework in principle to sell its MPX Termoceara, Ltda. generating plant to Petrobras.

The term sheet provides for the sale to Petrobras of MPX Termoceara for US $137 million, (including $5 million currently in a court deposit) subject to possible adjustment based on Petrobras due diligence. MPX and Petrobras have agreed to immediately suspend all arbitration and judicial proceedings between them relating to Termoceara pending completion of the sale.

"MPX Termoceara has been a solid investment overall for our corporation, our shareholders and all of our stakeholder interests. The sale of the facility will also benefit those groups," said
Martin A. White, chairman, president and chief executive officer of MDU Resources.

The sale is contingent on the parties entering into a definitive purchase agreement, the satisfactory completion of a due diligence review and audit of MPX Termoceara and certain other matters. It is anticipated that the sale would be completed by mid-year 2005.

"The parties have actively worked together to reach a mutually acceptable resolution of this issue," said Paul Gatzemeier, president and chief executive officer of Centennial Energy Resources LLC, the independent power production unit of MDU Resources. "While we have agreed to sell our interest in Termoceara, we are continuing to pursue other international opportunities."

MPX Termoceara, of which MDU Resources owns 49 percent, is a 220-megawatt electric generating facility in northeastern Brazil. The facility was permitted, developed and constructed beginning in 2001.

MDU Resources Group, Inc., a member of the S&P MidCap 400 index, provides value-added natural resource products and related services that are essential to energy and transportation infrastructure. MDU Resources includes natural gas and oil production, construction materials and mining, domestic and international independent power production, electric and natural gas utilities, natural gas pipelines and energy services, and utility services. For more information about MDU Resources, see the company's Web site at www.mdu.com or contact the investor relations department at investor@mduresources.com.

The information in this release includes certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding the proposed sale of the MPX Termoceara generating plant. The forward-looking statements contained in this release are expressed in good faith and are believed by the Company to have a reasonable basis.
Nonetheless, actual results may differ materially from the projected results expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the potential inability of the Company and Petrobras to agree on the terms of a definitive purchase agreement; the potential inability of the parties to satisfy the conditions to the sale that may be contained in a definitive agreement; political, regulatory and economic conditions in Brazil which could negatively affect the value of MPX Termoceara, and fluctuations in foreign currency exchanges rates. For a discussion of other important factors that could cause actual results to differ materially from those expressed in the forward-looking statements, refer to Part I and Part II, Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors and Cautionary Statements that May Affect Future Results, in the Company's most recent Form 10-K.

                           * * * * * * * *
Contacts:

Warren Robinson, executive vice president and chief financial officer, (701) 222-7991

Art Thompson, senior public information representative, (701) 222-7996